POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF GUARANTEE PREMIUMS [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF GUARANTEE PREMIUMS]

Benefits	Monthly Premium	[Premium Period]
No Lapse Guarantee	[$36.99]	[20] Years

[Option to Purchase Additional Insurance Rider	[$4.27]	First [5] Years

Children’s Term Insurance Rider	[$2.67]	First [20] Years

Disability Rider - Waiver of Monthly Deductions	[$3.25] [$2.95]	First [5] Years Next [15] Years

Long-Term Care Services Rider	[$2.50]	First [20] Years]

You can, within limits, make premium payments at any time and in any amount. However, the monthly premiums shown above are used to determine whether the No Lapse Guarantee benefit is in effect and will prevent the policy from going into default as described in the “Grace Period” provision.

If the Net Policy Account Value at the termination of the No Lapse Guarantee Period shown above is not sufficient to cover total monthly deductions due at that time, this policy will terminate without value unless an additional payment is made.

ICC23-09-100-4	PAGE 4

[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF EXTENDED NO LAPSE GUARANTEE PREMIUMS [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF EXTENDED NO LAPSE GUARANTEE PREMIUMS]

Benefits	Monthly Premium	[Premium Period]

Extended No Lapse Guarantee	[$63.92]	First [86] Years

[Option to Purchase Additional Insurance Rider	[$4.83]	First [5] Years

Children’s Term Insurance Rider	[$3.02]	First [30] Years

Disability Rider - Waiver of Monthly Deductions	[$5.96] [$5.57]	First [5] Years Next [25] Years

Long-Term Care Services Rider	[$2.82]	First [86] Years]

You can, within limits, make premium payments at any time and in any amount. However, the monthly premiums shown above are used to determine whether the Extended No Lapse Guarantee benefit is in effect and will prevent the policy from going into default as described in the “Grace Period” provision and the Extended No Lapse Guarantee Rider.

If the Net Policy Account Value at the termination of the Extended No Lapse Guarantee Period shown above is not sufficient to cover total monthly deductions due at that time, this policy will terminate without value unless an additional payment is made.]

ICC23-09-100-4	PAGE 4a

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM DEDUCTIONS FROM PREMIUM PAYMENTS [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF MAXIMUM DEDUCTIONS FROM PREMIUM PAYMENTS]

Premium Charge:

We deduct an amount not to exceed [8%] from each premium payment.

[Extended No Lapse Guarantee Premium Charge:

We deduct an amount of [11%] from each premium payment during the Extended No Lapse Guarantee Period.]

FOR INFORMATION OR TO MAKE A COMPLAINT

ADMINISTRATIVE OFFICE:

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

[LIFE OPERATIONS

8501 IBM DRIVE, SUITE 150

CHARLOTTE, NC 28262

(800) 777-6510

www.equitable.com]

We will notify you of any change in our address. We will not consider any correspondence you send to us as having been received until it is recorded at our Administrative Office.

Contact for Contract State. Please use the contact information on the attached listing if you need to contact the state insurance department where your policy was purchased.

ICC23-09-100-4	PAGE 4.1

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT]

BENEFITS		[PERIOD]
Base Policy Cost of Insurance Charge	Maximum monthly cost of insurance rate for the base policy (see page 4.3) times thousands of base policy net amount at risk.	[86] Years

[Variable Index Segment Account Charge	An amount not to exceed [0.1375%] each policy month of each Segment Account while any Segment is in effect.	All Years]

Mortality and Expense Risk Charge	An amount not to exceed [0.07083%] each policy month of the amount of your Policy Account that is then allocated to the investment funds of our Separate Account [, the VIO Holding Account and the VIO Segment Accounts].	All Years

Administrative Charge	Each policy month during the first policy year: an amount not to exceed [$0.14] for each $1,000 of Initial Base Policy Face Amount plus an amount not to exceed [$15.00].	1 Year

	Each policy month during the second and subsequent policy years: an amount not to exceed [$0.14] for each $1,000 of initial base policy face amount plus an amount not to exceed [$10.00].	[85] Years

	Each policy year following an approved requested face amount increase, we deduct at the beginning of each policy month a fixed amount for each $1,000 of face amount increase that exceeds the previous highest face amount. This amount is determined based on the attained age, sex, and tobacco or non-tobacco user status of the insured person on the effective date of the increase. Changes in the base policy face amount resulting from a change in death benefit option will not be considered in computing the previous highest face amount.	To attained age 121 as measured from the effective date of increase, if applicable

[Extended No Lapse Guarantee

Extended No Lapse Guarantee Policy Account Charge	During the first [15] policy years: [0.02916%] each policy month of the amount of your Policy Account that is then allocated to the investment funds of our Separate Account [, the VIO Holding Account and the VIO Segment Accounts].	[15]

	Starting in policy year [16] and through the insured person’s attained age [121]: [0.07083%] each policy month of the amount of your Policy Account that is then allocated to the investment funds of our Separate Account [, the VIO Holding Account and the VIO Segment Accounts].	Years [71] Years

Extended No Lapse Guarantee per $1,000 of Face Amount Charge	Each policy month an amount of [$0.14] for each $1,000 of Initial Base Policy Face Amount.	[86] Years

	Each policy year following an approved requested face amount increase, we deduct at the beginning of each policy month a fixed amount for each $1,000 of face amount increase that exceeds the previous highest face amount. This amount is determined based on the attained age, sex, rating class, and tobacco or non-tobacco user status of the insured person on the effective date of the increase, as well as the amount of the face amount increase that exceeds the previous highest face amount. Changes in the base policy face amount resulting from a change in death benefit option will not be considered in computing the previous highest face amount.	To attained age 121 as measured from the effective date of increase, if applicable.]

ICC23-09-100-4	PAGE 4.2

[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT (Continued)

[EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT (Continued)]

Benefits	Monthly Deduction from Your Policy Account	[Period]

[CHILDREN’S TERM INSURANCE RIDER	[$2.50]	[30] Years

DISABILITY RIDER - WAIVER OF MONTHLY DEDUCTIONS	Maximum monthly cost as a percentage of monthly deductions (See Page 4.3a) times total maximum monthly deductions from Policy Account	[30] Years

OPTION TO PURCHASE ADDITIONAL INSURANCE RIDER	[$3.90]	[5] Years

ACCELERATED DEATH BENEFIT FOR LONG-TERM CARE SERVICES RIDER	[$0.4910] times thousands of net amount at risk for Long-Term Care each policy month	[86] Years

CHARITABLE LEGACY RIDER	None	None

ACCELERATED DEATH BENEFIT RIDER	None	None

LOAN EXTENSION ENDORSEMENT	None	None]]

ICC23-09-100-4	PAGE 4.2a

POLICY INFORMATION CONTINUED – POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES

PER $1,000 OF BASE POLICY NET AMOUNT AT RISK [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000 OF BASE POLICY NET AMOUNT AT RISK]

INSURED PERSON’S ATTAINED AGE	RATE	INSURED PERSON’S ATTAINED AGE	RATE	INSURED PERSON’S ATTAINED AGE	RATE
[35	0.07500	65	0.66500	95	22.97500
36	0.08750	66	0.73667	96	25.04667
37	0.09833	67	0.81333	97	27.30667
38	0.10833	68	0.89833	98	29.83083
39	0.11417	69	0.99417	99	32.58167

40	0.11917	70	1.10750	100	35.52000
41	0.12583	71	1.24167	101	38.34167
42	0.13417	72	1.40167	102	41.25000
43	0.14167	73	1.58917	103	44.19500
44	0.14917	74	1.80333	104	47.11917

45	0.15250	75	2.04250	105	49.95833
46	0.15917	76	2.30500	106	52.64583
47	0.16417	77	2.59583	107	56.64917
48	0.17083	78	2.91750	108	61.08083
49	0.17833	79	3.28667	109	66.01917

50	0.18750	80	3.71417	110	71.55333
51	0.20167	81	4.21750	111	77.81083
52	0.21917	82	4.78417	112	83.33250
53	0.24000	83	5.44833	113	83.33250
54	0.26167	84	6.22417	114	83.33250

55	0.28333	85	7.13500	115	83.33250
56	0.30333	86	8.20000	116	83.33250
57	0.32250	87	9.44250	117	83.33250
58	0.34250	88	10.86833	118	83.33250
59	0.36583	89	12.44083	119	83.33250

60	0.39583	90	14.14833	120	83.33250
61	0.43500	91	15.93750	121 AND	00.00000]
62	0.48333	92	17.76333	ABOVE
63	0.53750	93	19.60583
64	0.59917	94	21.37083

ICC23-09-100-4	PAGE 4.3

[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM RATES FOR DISABILITY RIDER — WAIVER OF MONTHLY DEDUCTIONS

[EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF MAXIMUM RATES FOR DISABILITY RIDER – WAIVER OF MONTHLY DEDUCTIONS]

MAXIMUM MONTHLY COSTS OF RIDER AS A PERCENTAGE OF MONTHLY DEDUCTIONS FROM THE POLICY ACCOUNT OF THE POLICY

INSURED PERSON’S ATTAINED AGE	MONTHLY PERCENTAGE	INSURED PERSON’S ATTAINED AGE	MONTHLY PERCENTAGE
[35-40	12.0%	53	28.0%
41-42	13.0	54	30.0
43	14.0	55	32.0
44	15.0	56	36.0
45	16.0	57	38.0
46	17.0	58	40.0
47	18.0	59	44.0
48	19.0	60	22.0
49	20.0	61	18.0
50	22.0	62	12.0
51	24.0	63-64	10.0]]
52	26.0

ICC23-09-100-4	PAGE 4.3a

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF SURRENDER CHARGES [EFFECTIVE DATE]

FOR THE [INITIAL] BASE POLICY FACE AMOUNT

[THE TABLE BELOW SHOWS THE SURRENDER CHARGE FOR THE CURRENT FACE AMOUNT. THIS TABLE REPLACES ANY PREVIOUS TABLE OF SURRENDER CHARGES. THE SURRENDER CHARGE IN THE FIRST POLICY MONTH BEGINNING ON MAY 11, 2025 IS $1,742.42.]

BEGINNING OF POLICY YEAR	CHARGE	BEGINNING OF POLICY YEAR	CHARGE
[1	$1,770.01	9	$1,291.82
2	1,758.07	10	1,205.59
3	1,742.42	11	1,116.24
4	1,675.06	12	1,022.93
5	1,603.92	13	908.06
6	1,530.66	14	596.72
7	1,454.35	15	285.40
8	1,374.17	16 AND LATER	0.00]

A surrender charge will be deducted from your Policy Account if this policy is given up for its Net Cash Surrender Value [within the first [fifteen] policy years]. The surrender charge in the first policy month of each policy year is shown in the table above. The surrender charge declines uniformly in equal monthly amounts within each policy year until it reaches zero in the twelfth month of policy year [fifteen].

This table assumes no [future] face amount increases. Additional surrender charges may apply for certain [future] face amount increases. See the “surrender charges” provision of this policy for a description of changes to surrender charges for face amount increases.

If the base policy face amount is reduced [within the first [fifteen] policy years] or within [fifteen] years following a face amount increase, a surrender charge will be deducted from your Policy Account. See the “Surrender Charges” provision of this policy for a description of the surrender charge deducted for a face amount reduction.

ICC23-09-100-4	PAGE 4.4